UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2009

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(330) 558-2600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Shiloh Industries, Inc. (the “Company”) entered into a Fourth Amendment Agreement dated as of November 13, 2009 (the “Forth Amendment”) of its Credit and Security Agreement, as amended, (the “Agreement”) with a syndication of lenders led by PNC Bank National Association, successor to National City Bank, as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company as co-lead arranger and syndication agent. The Fourth Amendment amends the Credit and Security Agreement entered into among the same parties on August 1, 2008.

The Fourth Amendment provides the Company with a revolving line of credit up to $80,000,000 through July 31, 2012, subject to a borrowing formula that is the sum of the Company’s accounts receivable and inventory minus accounts payable plus an amount of $40,000,000 for the period from the effective date of November 13, 2009 through January 30, 2010, $35,000,000 for the period from January 31, 2010 through July 30, 2010, $30,000,000 for the period from July 31, 2010 through July 30, 2011 and $25,000,000 for the period from July 31, 2011 to the conclusion of the Agreement. Under the Fourth Amendment, the Company has the option to select the applicable interest rate based upon two indices – a Base Rate, a daily rate based on the highest of the prime rate, the Federal Funds Open Rate plus one-half of one percent or the daily (“LIBOR”) plus one percent, as defined in the Fourth Amendment, or the Eurodollar Rate (“LIBOR”), as defined in the Fourth Amendment. The selected index is combined with a designated margin of 500 basis points for Eurodollar loans or 400 basis points for Base Rate loans.

The Fourth Amendment grants to the Company a waiver of compliance with the fixed charge and leverage ratio requirements for the periods from July 31, 2009 through October 31, 2009. The Fourth Amendment also specifies that the leverage ratio shall not exceed 5.80 to 1.00 from January 31, 2010 through April 29, 2010, 4.75 to 1.00 from April 30, 2010 through July 30, 2010, 2.75 to 1.00 from July 31, 2010 through January 30, 2011, 2.50 to 1.00 from January 31, 2011 through July 30, 2011, and 2.00 to 1.00 from July 31, 2011 to the conclusion of the Agreement. Also, the Fourth Amendment specifies that the fixed charge coverage ratio shall not be less than 1.75 to 1.00 from January 31, 2010 through April 29, 2010, 2.25 to 1.00 from April 30, 2010 through July 30, 2010, 3.00 to 1.00 from July 31, 2010 through January 30, 2011, 2.50 to 1.00 from January 31, 2011 through April 29, 2011, and 2.75 to 1.00 from April 30, 2011 to the conclusion of the Agreement. The Company must also maintain agreed to levels of EBITDA (as defined) for the 3 three month periods ending at each month end date from October 31, 2009 to July 31, 2010.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.: 10.1

Fourth Amendment Agreement, dated November 13, 2009, among Shiloh Industries, Inc., the other lenders party thereto, PNC Bank National Association, successor to National City Bank, as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company, as co-lead arranger and syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009	SHILOH INDUSTRIES, INC.

	By:	/s/ Kevin Bagby
	Name:	Kevin Bagby
	Title:	Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment Agreement, dated as of November 13, 2009, among Shiloh Industries, Inc., the other lenders party thereto, PNC Bank National Association, successor to National City Bank, as co-lead arranger, sole book runner and administrative agent and The Privatebank and Trust Company, as co-lead arranger and syndication agent.